CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


   As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 2, 1995 included in and incorporated by reference in WICOR, Inc.'s Form 10-K for the year ended December 31, 1994 and to all references to our firm included in this registration statement.



                                 /s/ Arthur Andersen LLP

                                 ARTHUR ANDERSEN LLP

   Milwaukee, Wisconsin
   November 15, 1995